Exhibit 3.27

OPERATING AGREEMENT
OF
iPAYMENT CALIFORNIA, LLC
Members

		Cash Contributed or Agreed Value
	Aggregate	of Other Property or Services
Name, Address, SSN	Percentage Interest	Contributed
	Financial Governance
iPayment, Inc.	100%	$50
40 Burton Hills Boulevard Suite 415 Nashville, Tennessee 37215 FEIN: 62-1847043

ATTEST: The above information is true, complete 19th day of September, 2003.
/s/ Afshin Yazdian
Secretary

iPAYMENT CALIFORNIA, LLC
OPERATING AGREEMENT
Parties to Contribution Agreements

	Class of Membership Interest	Amount of Cash or Value of
	and Percentage Interest to be	Property or Services Required to	Time at Which Contribution is
Name, Address, SS#	Acquired	be Contributed	Required to be Made
None

ATTEST: The above information is true, complete 19th day of September, 2003.
/s/ Afshin Yazdian
Secretary

iPAYMENT CALIFORNIA, LLC
OPERATING AGREEMENT
Parties to Contribution Allowance Agreements

	Class of Membership Interest	Amount of Cash or Value of Property	Time at Which
	and Percentage Interest Able	or Services that must be Contributed to	Contribution is to
Name, Address, SS#	to be Acquired	Acquire Interest	be Made
None

ATTEST: The above information is true, complete 19th day of September, 2003.
/s/ Afshin Yazdian
Secretary

iPAYMENT CALIFORNIA, LLC
OPERATING AGREEMENT
Assignees of Financial Rights

Name of
Name, Address, SS#	Assignor	Amount of Financial Rights Assigned
None

ATTEST: The above information is true, complete 19th day of September, 2003.
/s/ Afshin Yazdian
Secretary

iPAYMENT CALIFORNIA, LLC
OPERATING AGREEMENT
Managers and Tax Matters Member

Chief Manager:	Gregory S. Daily

Secretary:	Afshin M. Yazdian

Other Managers:	None

Tax Matters Member:	None

Principal Executive Office:	40 Burton Hills Boulevard
Suite 415
Nashville, Tennessee 37215
     Except as provided herein, the LLC shall be controlled by the default rules of the Act and the provisions of the Articles. The Membership Interests (Financial Rights and Governance Rights) are as set forth herein. In order to make a distribution greater than the amount required to pay federal income taxes on the income of the LLC, all distributions shall require the consent of a majority of the Governance Rights of the Members. There shall, to the extent reasonably possible, be annual distributions equal to the federal tax on the taxable income of the LLC. Membership Interests and Financial Rights may only be assigned upon the Majority Vote of the non-transferring Members. New Members may only be admitted on a Majority Vote of the Members. For these purposes, “Majority Vote” shall mean a majority of the Governance Rights entitled to vote on the matter, whether or not present at a meeting. The only dissolution events shall be the having of no Members or a Majority Vote of the Members to dissolve the LLC.
     This the 19th day of September, 2003.

/s/ Gregory S. Daily
Gregory S. Daily
Chief Manager

ATTEST: The above information is true, complete 19th day of September, 2003.
/s/ Afshin Yazdian
Secretary